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                                                                    EXHIBIT 5.01
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                        [FENWICK & WEST LLP LETTERHEAD]


                               January  25, 2000



Concur Technologies, Inc.
6222 185th Avenue NE
Redmond, Washington 98052


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Commission") on or about January 25, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,036,956 shares of the Common Stock (the "Stock") of Concur Technologies, Inc., a Delaware corporation (the "Company"), which shares of Stock are presently issued and outstanding and will be sold by certain selling stockholders named in the Registration Statement (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the Prospectus prepared in connection with the Registration Statement;

     (3) the Form 8-A for Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 filed with the Commission on December 7, 1998 under file No. 000-25137;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in your minute books and the minute books of your predecessor, Concur Technologies, Inc., a Washington corporation;

     (5) the stock records that you have provided to us (consisting of a list of stockholders issued by your transfer agent, Norwest Bank of Minnesota, N.A., and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated January 17, 2000);

     (6) the Agreement and Plan of Reorganization dated May 26, 1999 by and among the Company, ConStar Acquisition Corp., a Delaware corporation, and Seeker Software, Inc., a Delaware corporation;

     (7) the agreements under which the Selling Stockholders acquired the shares of Common Stock to be sold by them in connection with the Registration Statement; and

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.
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     We have confirmed your eligibility to use Form S-3 and by telephone call to the Commission, we have also confirmed the continued effectiveness of the Company's registration under the Securities Act of 1934, as amended (the "Exchange Act") and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14, and 15 promulgated under the Exchange Act. In addition, we have reviewed your stock records to confirm that 22,971,297 shares of Stock were outstanding as of December 31, 1999. We have noted that the list of stockholders provided by your transfer agent states that, as of December 31, 1999, the number of shares of Stock outstanding was 22,374,402 (which is 596,895 lower than the number represented by the Company to us in the Management Certificate as being issued and outstanding as of such date) and, notwithstanding such discrepancy, the Company has reaffirmed in the Management Certificate its representation to us that, as of December 31, 1999, in the list of stockholders provided by your transfer agent and in the Management
Certificate are not identical, this opinion assumes that the number of shares of Stock actually issued and outstanding could be either as stated in the Management Certificate or in the transfer agent's list of stockholders.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on the original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been properly signed by authorized officers of the Company or their agents.

     The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the currently effective Delaware General Corporation Law and the existing laws of the State of California.

     Based upon the foregoing, it is our opinion that the 1,036,956 shares of Stock to be sold by the Selling Stockholders, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                    Very truly yours,

                                    FENWICK & WEST LLP


                                    By:  /s/ Matthew P. Quilter
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                                    Matthew P. Quilter, a Partner

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